UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 31, 2018

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On August 31, 2018, Enstar Group Limited (the “Company”) entered into a Master Transaction Agreement (the "MTA") by and among the Company, Enstar Holdings (US) LLC (“Enstar US”) and Maiden Holdings North America, Ltd. (“MHNA”) pursuant to which Enstar US has agreed to acquire all of the shares of Maiden Reinsurance North America, Inc. (“MRNA”) from MHNA. In addition, the MTA provides that (i) a subsidiary of the Company, Cavello Bay Reinsurance Limited ("Cavello"), and Maiden Reinsurance Ltd. (“Maiden Re”) will enter into a novation agreement and a retrocession agreement pursuant to which certain assets and liabilities associated with Maiden Re's U.S. treaty business will be novated or retroceded to Cavello in exchange for a ceding commission and (ii) Maiden Re will provide the Company with a reinsurance cover for loss reserve development in excess of $100.0 million in excess of the net loss and loss adjustment expenses recorded as of June 30, 2018, up to a maximum $25.0 million. The Company will assume an aggregate of approximately $1.3 billion of net loss and loss adjustment expense reserves and unearned premium reserves upon closing.
The purchase price for MRNA is $307.5 million payable in cash, subject to certain closing adjustments, which amount is net of the ceding commission referred above. Completion of the transactions contemplated by the MTA is conditioned upon, among other things, the receipt of governmental and regulatory approvals and satisfaction of various customary closing conditions. The transaction is expected to close in the fourth quarter of 2018.
The foregoing description of the MTA and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the MTA filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

2.1*	Master Transaction Agreement, dated as of August 31, 2018, by and among Enstar Group Limited, Enstar Holdings (US) LLC and Maiden Holdings North America, Ltd.
_________________
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit.

Forward Looking Statements
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of the Company and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. In particular, the Company may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to failure to obtain governmental and regulatory approvals or to satisfy other closing conditions.
Other important risk factors regarding the Company may be found under the heading “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2017 and are incorporated herein by reference. Furthermore, the Company undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: September 4, 2018	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer